SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

TEMPLETON GLOBAL INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Dear First Name Last Name,

You are receiving this email because you have elected to receive Proxy Materials via electronic delivery. To vote, please sign into your account at franklintempleton.com and select "Vote My Proxy" from the "I AM HERE TO" menu.

 Proxy Materials are available for the following shareholders' meeting:
•  Special Joint Meeting of Shareholders of certain U.S. registered Franklin and Templeton Funds
•  Meeting Date: October 30, 2017
•  For shareholders as of August 21, 2017

Your vote is important no matter how many shares you own. Please take the time to read the proxy statement and cast your proxy vote today!

HOW TO VOTE:

Because electronic Proxy Materials do not include a proxy card that you can mail in, you will need to cast your vote through the Internet or by touchtone telephone using the CONTROL NUMBER below.

•  To vote with a live agent or for questions, call (800) 967-5068.
•  To vote through the Internet, sign in to your online account and follow the on-screen instructions.
•  To vote by touchtone telephone, call 888-227-9349, and follow the recorded instructions.

CONTROL NUMBER: 133111832250

ADDITIONAL INFORMATION:

To access the electronic Proxy Materials, you may need Adobe Acrobat Reader software. This software is available for download at no cost at http://www.adobe.com Downloading time may be slow. To request a paper copy of Proxy Materials relating to this proxy, please call (800) 967-5068. There is no charge to you for requesting a paper copy. Please make your request for a copy on or before October 20, 2017 to facilitate timely delivery of the materials.

 Thank you for choosing eDelivery. We look forward to serving your investment needs in years to come.

Best regards,
 Franklin Templeton Investor Services, LLC

Ian McCoy
 Senior Vice President

Visit franklintempleton.com to access account information, fund performance, market commentary and more.

You may contact us with any questions by email or call us at (800) 632-2301.

If you'd like to update your eDelivery options, sign in to your account and select "Change Delivery Options."

We do not send unsolicited emails asking our customers for private information such as Social Security numbers or account numbers. Any such request should be reported to us immediately at (800) 632-2301. Learn more about email safety and online security.

To make sure our emails to you aren't directed to your bulk or junk mail folders, please add onlineservices@franklintempleton.com to your email address book.
© Copyright 1999-2015. Franklin Templeton Investments. All rights reserved.